Exhibit 99.1


Contact:
Brian Beades
212-810-5596
invrel@blackrock.com
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  Anthracite Capital, Inc. Prices $249.5 Million of Investment Grade CDO Debt


New York, July 7, 2005 - Anthracite Capital, Inc. (NYSE:AHR) ("Anthracite" or the "Company") today announced the pricing of a new $249.5 million collateralized debt offering ("CDO"). The transaction provides matched funding for a portfolio of commercial mortgage-backed securities ("CMBS") and unsecured real estate investment trust debt ("REIT debt") with a total par of $478 million. The portfolio includes two CMBS transactions that closed just prior to the CDO and a ramp facility that will finance up to $100 million of additional par of CMBS to be acquired over a nine-month period. The two CMBS transactions were acquired in the second quarter of 2005 with a total par amount of $113.3 million and a purchase price of $66.8 million, or 59% of par. The ramp facility is structured to provide financing for the same type of high yield CMBS investments. The CDO will issue privately placed debt of $249.5 million to be rated AAA through BBB- with Anthracite retaining the BBB- class. The Company will also retain $115 million of par value non-investment grade debt and 100% of the preferred shares issued by the CDO. The transaction is expected to close on July 26, 2005. The estimated weighted average cost of funds for the bonds issued by the CDO to third parties is expected to be approximately 5.4%.

After the ramp facility has been fully funded, the Company estimates the value of the transaction will be $353 million, consisting of cash of $246 million and the retained non-investment grade debt and the preferred shares with a fair market value of $107 million in exchange for the portfolio of CMBS and REIT debt. The adjusted purchase price of the CMBS and REIT debt, excluding the assets to be contributed to the ramp facility, is approximately $269 million.

The Company will initially record the transaction as a secured financing for accounting purposes and will consolidate the assets, liabilities, income and expense of the CDO issuer. Upon the completion of the sale of all of the floating rate CDO debt securities, the Company will record the transaction as a sale for accounting purposes and will no longer consolidate the assets, liabilities, income and expense of the CDO issuer.

Chris Milner, Chief Executive Officer of the Company, stated, "In an effort to further enhance our competitive position in the market, we have completed our fifth CDO transaction. The just-in-time delivery of two CMBS transactions and the ramp facility are designed to eliminate the financing risk associated with acquiring high yield CMBS. This transaction demonstrates our keen focus on risk management and our ability to devise creative solutions that maximize value in challenging markets."

The securities to be offered by the CDO have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities or "blue sky" laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is not an offer to sell or a solicitation of an offer to buy any security.

Dividend Reinvestment Plan
The Company also announced that the optional cash purchase portion of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") has been reinstated for all investment dates after July 26, 2005 with a discount of 2% to the trailing 12-business day average provided the stock price remains above threshold levels established by the Company at the time. The dividend reinvestment portion of the Plan remains in effect with a discount of 2% as well.

To request a prospectus and receive enrollment materials or to ask questions about the plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

                                About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $391.3 billion in global assets under management as of March 31, 2005. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $104.7 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of March 31, 2005.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2004 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company's website is not a part of this press release.

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